Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR 2020

FINANCIAL AND OPERATING RESULTS

•	Recovery continues to be led by the Company’s U.S. Regional Operations
•	The Company remains confident in the long-term recovery of the Las Vegas and Macau markets
•	The Company’s liquidity at its domestic operations remains strong at $5.6 billion
•	BetMGM continues to deliver on market share gains in the growing U.S. sports betting and iGaming market

Las Vegas, Nevada, February 10, 2021 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter and year ended December 31, 2020.

“We remain confident in the long-term recovery of our business. We have strengthened our operational foundation through cost efficiencies that position us for sustainable growth, as solutions to the public health crisis accelerate and restrictions continue to ease.” said Bill Hornbuckle, Chief Executive Officer and President of MGM Resorts International. “Our fourth quarter results delivered Adjusted Property EBITDAR improvements over the third quarter and our regional operations continued to generate margin growth.”

“We are engaged on pandemic response while staying focused on the future. This includes maintaining a strong balance sheet to seize opportunities and continuing to drive BetMGM, our U.S. sports betting and iGaming venture. BetMGM gained significant market share throughout 2020 while successfully launching in seven new states. We expect to be in 20 markets by the end of the year, and are very pleased with the January launches in Iowa, Michigan, and Virginia.”

“I look to the future with hope and gratitude for the strength and determination of our teams and communities, and the continued loyalty of our guests. Safety and well-being remain our highest, unwavering priorities.”

“I’m thrilled to play a role in the recovery and long-term growth of one of the most iconic global gaming entertainment brands,” said Jonathan Halkyard, Chief Financial Officer and Treasurer of MGM Resorts International. “We remain focused on executing our strategic plan to drive margin expansion, deliver profitable growth and maximize shareholder value.”

Fourth Quarter 2020 Financial Highlights:

Consolidated Results

•

Consolidated net revenues decreased 53% compared to the prior year quarter to $1.5 billion, driven by lower business volume and travel activity due to the pandemic, hotel and other closures at certain properties, travel restrictions to our Macau resorts, and ongoing operating restrictions;

•

Consolidated operating loss was $364 million compared to consolidated operating income of $3.0 billion in the prior year quarter, which included a $2.7 billion gain related to the Bellagio real estate transaction;

•	Net loss attributable to MGM Resorts of $448 million compared to net income attributable to MGM Resorts of $2.0 billion in the prior year quarter, which included the $2.7 billion gain discussed above;

•	Diluted loss per share of $0.92 in the current quarter compared to diluted earnings per share of $3.91 in the prior year quarter;
•	Adjusted diluted earnings per share (“Adjusted EPS”)(1) was a loss per share of $0.90 in the current quarter compared to Adjusted EPS of $0.08 in the prior year quarter; and
•	Consolidated Adjusted EBITDAR(2) of $97 million in the current quarter.

Financial Position & Liquidity

•	Cash and cash equivalents balance as of December 31, 2020 was $5.1 billion, which included $626 million at the MGP Operating Partnership and $345 million at MGM China;
•

Total liquidity at December 31, 2020 was $8.8 billion, which included $2.0 billion at the MGP Operating Partnership and $1.2 billion at MGM China, and was comprised of cash and cash equivalents and available capacity under the revolving credit facilities at the Company, MGP Operating Partnership and MGM China;

•	At December 31, 2020, principal amount of indebtedness outstanding was $12.5 billion, including $4.2 billion outstanding at the MGP Operating Partnership and $2.8 billion outstanding at MGM China; and
•

In December 2020, the MGP Operating Partnership redeemed approximately 23.5 million of MGP Operating Partnership units from MGM Resorts for $700 million, which represents the remaining amount under the agreement with MGP to purchase up to $1.4 billion of the MGP Operating Partnership units owned by MGM Resorts for cash.

Las Vegas Strip Resorts

•

Net revenues decreased 66% compared to the prior year quarter to $480 million due to the pandemic and related operational restrictions as well as mid-week hotel closures at Mandalay Bay, The Mirage, and Park MGM for a portion of the current quarter;

•	Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues(3) decreased 67% compared to the prior year quarter to $483 million;
•	Adjusted Property EBITDAR decreased 86% compared to the prior year quarter to $54 million;
•	Adjusted Property EBITDAR margin of 11.2% in the current quarter, compared to 26.6% in the prior year quarter; and
•	Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR(2) decreased 85% compared to the prior year quarter to $57 million.

Regional Operations

•	Net revenues decreased 34% compared to the prior year quarter to $595 million due to the pandemic and related operational restrictions including a partial quarter of operations at MGM Grand Detroit;
•	Adjusted Property EBITDAR decreased 30% to $159 million compared to $228 million in the prior year quarter; and
•	Adjusted Property EBITDAR margin of 26.6% in the current quarter, a 129 basis point increase compared to the prior year quarter.

MGM China

•	Net revenues decreased 58% compared to the prior year quarter to $305 million;
•	VIP Table Games Hold Adjusted MGM China Net Revenues(3) decreased 57% compared to the prior year quarter to $303 million;
•	Adjusted Property EBITDAR decreased 78% compared to the prior year quarter to $41 million; and
•	VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR(2) decreased 76% compared to the prior year quarter to $43 million.

Adjusted Diluted Earnings Per Share

The following table reconciles diluted earnings (loss) per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Three Months Ended December 31,	2020	2019
Diluted earnings (loss) per share	$(0.92)	$3.91
Property transactions, net	0.02	0.02
Gain on REIT transactions, net	—	(5.20)
Restructuring	0.01	0.01
Non-operating expense:
Loss on retirement of long-term debt	—	0.27
Foreign currency gain on MGM China senior notes	—	(0.01)
Change in fair value of MGP swaps	(0.01)	—
Items from unconsolidated affiliates:
Change in fair value of CityCenter swaps	—	(0.01)
Income tax impact on net income adjustments (1)	—	1.09
Adjusted diluted earnings (loss) per share	$(0.90)	$0.08

(1)	The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

The current quarter also included a non-cash income tax charge of $14 million resulting from an increase to the valuation allowance for foreign tax credits.

Full Year 2020 Financial Highlights:

Consolidated Results

•	Consolidated net revenues decreased 60% compared to the prior year to $5.2 billion;
•

Net loss attributable to MGM Resorts of $1.0 billion in 2020, which included a $1.5 billion gain related to the MGM Grand Las Vegas and Mandalay Bay real estate transaction, compared to net income of $2.0 billion in 2019, which included a $2.7 billion gain related to the Bellagio real estate transaction;

•	Diluted loss per share of $2.02 in 2020, compared to diluted earnings per share of $3.88 in 2019;
•	Adjusted EPS was a loss per share of $3.94 in 2020, compared to Adjusted EPS of $0.77 in 2019; and
•	Consolidated Adjusted EBITDAR loss of $148 million in 2020.

Las Vegas Strip Resorts

•	Net revenues decreased 61% compared to the prior year to $2.2 billion; and
•	Adjusted Property EBITDAR decreased 86% compared to the prior year to $232 million.

Regional Operations

•	Net revenues decreased 45% compared to the prior year to $2.0 billion; and
•	Adjusted Property EBITDAR decreased 65% compared to the prior year to $344 million.

MGM China

•	Net revenues decreased 77% compared to the prior year to $657 million; and
•	MGM China Adjusted Property EBITDAR loss of $194 million in 2020, compared to Adjusted Property EBITDAR of $735 million in 2019.

Adjusted Diluted Earnings Per Share

The following table reconciles EPS to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

Twelve Months Ended December 31,	2020	2019
Diluted earnings (loss) per share	$(2.02)	$3.88
Preopening and start-up expenses	—	0.01
Property transactions, net	0.19	0.52
Gain on REIT transactions, net	(3.17)	(5.08)
October 1 settlement	0.10	—
CEO transition expense	0.09	—
Restructuring	0.05	0.17
Non-operating expense:
Loss on retirement of long-term debt	0.24	0.36
Foreign currency gain on MGM China senior notes	(0.01)	(0.01)
Items from unconsolidated affiliates:
CityCenter property transactions, net	—	(0.01)
Change in fair value of CityCenter swaps	0.02	0.03
Income tax impact on net income adjustments (1)	0.57	0.90
Adjusted diluted earnings (loss) per share	$(3.94)	$0.77
(1)	The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

The twelve months ended December 31, 2020 also included non-cash income tax charges totaling $42 million resulting from increases to the valuation allowance for foreign tax credits, $25 million resulting from an increase to the valuation allowance for Macau deferred tax assets, and non-cash income tax benefits of $7 million resulting from issued guidance related to deductions for employee dining and parking facilities.

Las Vegas Strip Resorts

Casino revenue for the fourth quarter of 2020 decreased 38% compared to the prior year quarter at the Company’s Las Vegas Strip Resorts, due primarily to operational restrictions and reduced travel related to the pandemic.

The following table shows key gaming statistics for the Company’s Las Vegas Strip Resorts:

Three Months Ended December 31,	2020	2019	% change
	(Dollars in millions)
Table Games Drop	$512	$865	-41%
Table Games Win %	23.2%	21.1%
Slots Handle	$1,979	$3,416	-42%
Slots Hold %	9.5%	9.1%

Rooms revenue decreased 70% compared to the prior year quarter at the Company’s Las Vegas Strip Resorts due primarily to a decrease in REVPAR(4) as a result of the pandemic and related operational restrictions as well as mid-week hotel closures at Mandalay Bay, The Mirage, and Park MGM for a portion of the current quarter.

The following table shows key hotel statistics for the Company’s Las Vegas Strip Resorts:

Three Months Ended December 31,	2020	2019	% change
Occupancy %(1)	38%	89%
Average Daily Rate (ADR)	$138	$168	-17.7%
Revenue per Available Room (REVPAR)(1)	$52	$150	-65.4%

(1)

Rooms that were out of service during the three months ended December 31, 2020 as a result of mid-week hotel closures due to decreased business volume as a result of the COVID-19 pandemic were excluded from the available room count when calculating hotel occupancy and REVPAR.

Regional Operations

Casino revenue for the fourth quarter of 2020 decreased 24% compared to the prior year quarter at the Company’s Regional Operations due primarily to a partial quarter of operations at MGM Grand Detroit and the ongoing impact of the pandemic.

The following table shows key gaming statistics for the Company’s Regional Operations:

Three Months Ended December 31,	2020	2019	% change
	(Dollars in millions)
Table Games Drop	$781	$1,068	-27%
Table Games Win %	20.0%	19.3%
Slots Handle	$4,511	$6,314	-29%
Slots Hold %	9.7%	9.6%

MGM China

Key fourth quarter results for MGM China include:

•	Net revenues decreased 58% compared to the prior year quarter to $305 million as a result of travel restrictions to Macau as well as other operational restrictions related to the pandemic;
•	VIP table games win decreased 74% compared to the prior year quarter;
•	Main floor table games win decreased 52% compared to the prior year quarter; and
•

Adjusted Property EBITDAR of $41 million compared to Adjusted Property EBITDAR of $185 million in the prior year quarter. The current quarter included $5 million of license fee expense compared to $13 million in the prior year quarter.

The following table shows key gaming statistics for MGM China:

Three Months Ended December 31,	2020	2019	% change
	(Dollars in millions)
VIP Table Games Turnover	$2,212	$8,452	-74%
VIP Table Games Win %	3.4%	3.4%
Main Floor Table Games Drop	$1,051	$2,105	-50%
Main Floor Table Games Win %	23.1%	24.0%

Corporate Expense

Corporate expense, including share-based compensation for corporate employees, decreased to $103 million in the fourth quarter of 2020 from $119 million in the prior year quarter, due primarily to a decrease in payroll costs and outside services.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates:

Three Months Ended December 31,	2020	2019
	(In thousands)
CityCenter	$(5,264)	$22,749
MGP BREIT Venture	38,968	—
Other	(38,796)	(5,195)
	$(5,092)	$17,554

For the three months ended December 31, 2020, CityCenter’s net loss was $43 million and Adjusted EBITDA(5)  was $29 million compared to net income of $13 million and Adjusted EBITDA of $87 million, in the prior year quarter, primarily as a result of operational restrictions and reduced travel related to the pandemic.

MGM Growth Properties

During the fourth quarter of 2020, the Company made rent payments to MGM Growth Properties Operating Partnership LP (“MGP Operating Partnership”) in the amount of $207 million and received distributions of $84 million from the MGP Operating Partnership. In December 2020, the Board of Directors of MGM Growth Properties LLC (“MGP”) approved a quarterly dividend of $0.4875 per Class A share (which represents a dividend of $1.95 per share on an annualized basis) totaling $64 million, which was paid on January 15, 2021 to holders of record on December 31, 2020. The Company concurrently received a $72 million distribution attributable to its ownership of MGP Operating Partnership units.

MGM Resorts Dividend

On February 10, 2021, the Company’s Board of Directors approved a quarterly dividend of $0.0025 per share. The dividend will be payable on March 15, 2021 to holders of record on March 10, 2021.

Conference Call Details

MGM Resorts will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on MGM's Investor Relations website at http://investors.mgmresorts.com.

The call will be accessible via the Internet through https://investors.mgmresorts.com/investors/events-and-presentations/ or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 1620586.

A replay of the call will be available through Wednesday, February 17, 2021. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10151573. The call will be archived at https://investors.mgmresorts.com.

1.“Adjusted EPS” is diluted earnings or loss per share adjusted to exclude preopening and start-up expenses, property transactions, net, gain on REIT transactions, net, CEO transition expense, October 1 litigation settlement, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), gain or loss on retirement of long-term debt, foreign currency gain or loss related to MGM China’s U.S. dollar-denominated debt, mark-to-market adjustments related to MGP’s interest rate swaps, the Company’s share of CityCenter’s property transactions, net recorded within income (loss) from unconsolidated affiliates, and mark-to-market adjustments related to CityCenter’s interest rate swaps recorded within non-operating items from unconsolidated affiliates.

Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s continuing operations to assist investors in reviewing the Company’s operating performance over time. Management believes that while certain items excluded from Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items, such as restructuring costs and items further discussed in footnote 2 below, may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance. In addition, Adjusted EPS may not be defined in the same manner by all companies and, as a result, may not be comparable to similarly-titled non-GAAP financial measures of other companies. A reconciliation of Adjusted EPS to diluted earnings per share can be found under “Adjusted Diluted Earnings Per Share” included in this release.

2.“Adjusted EBITDAR” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, gain on REIT transactions, net, CEO transition expense, October 1 litigation settlement, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), rent expense associated with triple net operating and ground leases, income from unconsolidated affiliates related to investments in real estate ventures, and property transactions, net.

“Adjusted Property EBITDAR” is the Company’s reportable segment GAAP measure, which management utilizes as the primary profit measure for its reportable segments and underlying operating segments. Adjusted Property EBITDAR is a measure defined as earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, gain on REIT transactions, net, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), rent expense associated with triple net operating and ground leases, income from unconsolidated affiliates related to investments in real estate ventures, property transactions, net, and also excludes corporate expense and stock compensation expense, which are not allocated to each operating segment, and rent expense related to the master lease with MGM Growth Properties that eliminates in consolidation. The Company manages capital allocation, tax planning, stock compensation, and financing decisions at the corporate level. “Adjusted Property EBITDAR margin” is Adjusted Property EBITDAR divided by related segment net revenues.

“Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR” and “VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR” are supplemental non-GAAP financial measures, that, in addition to the reasons described above for the presentation of Adjusted  Property EBITDAR, are presented to adjust for the impact of certain variances in table games and VIP table games’ win percentages compared to the mid-point of the expected ranges. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR is calculated by applying a win percentage of 30.0% for Baccarat and 21.0% for non-Baccarat games to the respective table games drops for the quarter, which represents the mid-point of the expected ranges of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat at the Las Vegas Strip Resorts properties. VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR is based on applying a VIP Rolling Chip win percentage of 2.95% to the VIP Rolling Chip volume, which represents the mid-point of the expected normal range of 2.6% to 3.3% for MGM China. Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR are also adjusted for the gaming taxes, VIP commissions, bad debt expense, discounts and other incentives that would have been incurred or avoided when applying the win percentages noted above to the respective gaming volumes.

Adjusted EBITDAR information is a valuation metric, should not be used as an operating metric, and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is widely used by analysts, lenders, financial institutions, and investors as a principal basis for the valuation of gaming companies. Management believes that while items excluded from Adjusted EBITDAR may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends. Also, management believes excluded items may not relate specifically to current trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period. In addition, management changed its non-GAAP measure as a result of the Bellagio real estate transaction in the fourth quarter of 2019 to exclude rent expense associated with triple net operating leases and ground leases. Management believes excluding rent expense associated with triple net operating leases and ground leases provides useful information to analysts, lenders, financial institutions, and investors when valuing the Company, as well as comparing  the Company’s results to other gaming companies, without regard to differences in capital structure and leasing arrangements since the operations of other gaming companies may or may not include triple net operating leases or ground leases. However, as discussed herein, Adjusted EBITDAR should not be viewed as a measure of overall operating performance, considered in isolation, or as an alternative to net income, because this measure is not presented on a GAAP basis and excludes certain expenses, including the rent expense associated with the Company’s triple net operating and ground leases, and are provided for the limited purposes discussed herein.

Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR and VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR should not be construed as alternatives to operating income or net income, as indicators of the Company’s performance; or as alternatives to cash flows from operating activities, as measures of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes, real estate triple net lease and ground lease payments, and debt principal repayments, which are not reflected in Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR, or VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR, or VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR information may calculate Adjusted EBITDAR, Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR, or VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR in a different manner and such differences may be material.

A reconciliation of GAAP net income (loss) to Adjusted EBITDAR is included in the financial schedules in this release.

3.“Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues” and “VIP Table Games Hold Adjusted MGM China Net Revenues” are additional supplemental non-GAAP financial measures that are presented to adjust Las Vegas Strip Resorts net revenues and MGM China net revenues for the impact of certain variances in table games and VIP table games’ win percentages compared to the mid-point of the expected ranges, as described in footnote 2 above. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues are also adjusted for the VIP commissions, discounts and other incentives that would have been incurred or avoided when applying the win percentages noted in footnote 2 above to the respective gaming volumes. Management believes Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues present consistent measures in providing period-to-period comparisons and are useful measures in assisting investors evaluating the Company’s operating performance. Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues should not be construed as alternatives to GAAP net revenues, as indicators of the Company’s performance, or as any other measure determined in accordance with generally accepted accounting principles. Reconciliations of GAAP net revenues to Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues and VIP Table Games Hold Adjusted MGM China Net Revenues are included in the financial schedules in this release.

4.REVPAR is hotel revenue per available room.

5.CityCenter non-GAAP Measure

“Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, restructuring costs (which represents costs related to severance, accelerated stock compensation expense, and consulting fees directly related to the operating model component of the MGM 2020 Plan), and property transactions, net. Management utilizes Adjusted EBITDA as the primary profit measure for CityCenter. Adjusted EBITDA is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures. Management believes that while certain items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluating CityCenter’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Also, management believes certain excluded items, such as restructuring costs and items further discussed above, may not relate specifically to current operating trends or be indicative of future results. Adjusted EBITDA should not be construed as alternatives to operating income or net income, as indicators of CityCenter’s performance; or as alternatives to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. A reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 29 unique hotel and destination gaming offerings in the United States and Macau, including some of the most recognizable resort brands in the industry such as Bellagio, MGM Grand, ARIA and Park MGM. The Company's 50/50 venture, BetMGM, LLC, offers U.S. sports betting and online gaming through market-leading brands, including BetMGM and partypoker. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” initiative, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information, please visit us at www.mgmresorts.com. Please also connect with us @MGMResortsIntl on Twitter as well as Facebook and Instagram.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results, including the continued impact of COVID-19 on its results of operations and the duration of such impact, expectations regarding the Company’s liquidity position, long-term cost savings and the performance at re-opened properties, the Company’s ability to execute on its strategic plans, including positioning BetMGM as a leader in sports betting and iGaming, and its ability to return capital to shareholders (including the timing and amount of any share repurchases or dividends). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the continued impact of the COVID-19 pandemic on the Company’s business, the effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community
CATHERINE PARK
Executive Director of Investor Relations
(702) 693-8711 or cpark@mgmresorts.com

News Media
BRIAN AHERN
Director of Communications
media@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Revenues:
Casino	$963,827	$1,630,052	$2,871,720	$6,517,759
Rooms	189,358	566,225	830,382	2,322,579
Food and beverage	143,243	520,274	696,040	2,145,247
Entertainment, retail and other	98,859	362,492	518,991	1,477,200
Reimbursed costs	98,249	106,093	244,949	436,887
	1,493,536	3,185,136	5,162,082	12,899,672
Expenses:
Casino	504,410	917,543	1,701,783	3,623,899
Rooms	97,935	205,748	419,156	829,677
Food and beverage	140,239	407,323	674,118	1,661,626
Entertainment, retail and other	69,827	262,937	412,705	1,051,400
Reimbursed costs	98,249	106,093	244,949	436,887
General and administrative	531,170	557,453	2,122,333	2,101,217
Corporate expense	103,325	118,600	460,148	464,642
Preopening and start-up expenses	33	2,084	84	7,175
Property transactions, net	8,127	11,378	93,567	275,802
Gain on REIT transactions, net	—	(2,677,996)	(1,491,945)	(2,677,996)
Depreciation and amortization	298,697	331,438	1,210,556	1,304,649
	1,852,012	242,601	5,847,454	9,078,978
Income (loss) from unconsolidated affiliates	(5,092)	17,554	42,938	119,521
Operating income (loss)	(363,568)	2,960,089	(642,434)	3,940,215

Non-operating income (expense):
Interest expense, net of amounts capitalized	(188,679)	(200,480)	(676,380)	(847,932)
Non-operating items from unconsolidated affiliates	(23,318)	(7,985)	(103,304)	(62,296)
Other, net	12,693	(129,298)	(89,361)	(183,262)
	(199,304)	(337,763)	(869,045)	(1,093,490)

Income (loss) before income taxes	(562,872)	2,622,326	(1,511,479)	2,846,725
Benefit (provision) for income taxes	106,904	(556,376)	191,572	(632,345)
Net income (loss)	(455,968)	2,065,950	(1,319,907)	2,214,380
Less: Net (income) loss attributable to noncontrolling interests	8,363	(54,373)	287,183	(165,234)
Net income (loss) attributable to MGM Resorts International	$(447,605)	$2,011,577	$(1,032,724)	$2,049,146
Earnings (loss) per share:
Basic	$(0.92)	$3.94	$(2.02)	$3.90
Diluted	$(0.92)	$3.91	$(2.02)	$3.88

Weighted average common shares outstanding:
Basic	494,225	511,541	494,152	524,173
Diluted	494,225	515,096	494,152	527,645

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$5,101,637	$2,329,604
Accounts receivable, net	316,502	612,717
Inventories	88,323	102,888
Income tax receivable	243,415	27,167
October 1 litigation insurance receivable	—	735,000
Prepaid expenses and other	200,782	200,317
Total current assets	5,950,659	4,007,693

Property and equipment, net	14,632,091	18,285,955

Other assets:
Investments in and advances to unconsolidated affiliates	1,447,043	822,366
Goodwill	2,091,278	2,084,564
Other intangible assets, net	3,643,748	3,826,504
Operating lease right-of-use assets, net	8,286,694	4,392,481
Other long-term assets, net	443,421	456,793
Total other assets	15,912,184	11,582,708
	$36,494,934	$33,876,356

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$142,523	$235,437
Construction payable	30,149	74,734
Accrued interest on long-term debt	138,832	122,250
October 1 litigation liability	—	735,000
Other accrued liabilities	1,545,079	2,024,002
Total current liabilities	1,856,583	3,191,423

Deferred income taxes, net	2,153,016	2,106,506
Long-term debt, net	12,376,684	11,168,904
Other long-term obligations	472,084	363,588
Operating lease liabilities	8,390,117	4,277,970
Redeemable noncontrolling interests	66,542	105,046
Stockholders' equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 494,317,865 and 503,147,632 shares	4,943	5,031
Capital in excess of par value	3,439,453	3,531,099
Retained earnings	3,091,007	4,201,337
Accumulated other comprehensive loss	(30,677)	(10,202)
Total MGM Resorts International stockholders' equity	6,504,726	7,727,265
Noncontrolling interests	4,675,182	4,935,654
Total stockholders' equity	11,179,908	12,662,919
	$36,494,934	$33,876,356

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA – NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Las Vegas Strip Resorts	$479,750	$1,429,071	$2,245,785	$5,831,051
Regional Operations	595,421	899,868	1,967,171	3,549,784
MGM China	304,751	727,374	656,703	2,905,422
Management and other operations	113,614	128,823	292,423	613,415
	$1,493,536	$3,185,136	$5,162,082	$12,899,672

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA – ADJUSTED PROPERTY EBITDAR AND ADJUSTED EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Las Vegas Strip Resorts	$53,911	$379,851	$232,188	$1,643,122
Regional Operations	158,621	228,155	343,990	969,866
MGM China	40,892	185,126	(193,832)	734,729
Unconsolidated resorts (1)	(46,769)	17,567	(104,890)	122,598
Management and other operations	(4,361)	(1,081)	(42,828)	24,773
Stock compensation	(26,897)	(23,009)	(79,954)	(68,289)
Corporate	(78,047)	(104,254)	(303,171)	(410,703)
	$97,350		$(148,497)

(1)	Represents the Company's share of operating income (loss) excluding investments in real estate ventures, adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL TO ADJUSTED EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Net income (loss) attributable to MGM Resorts International	$(447,605)	$2,011,577	$(1,032,724)	$2,049,146
Plus: Net income (loss) attributable to noncontrolling interests	(8,363)	54,373	(287,183)	165,234
Net income (loss)	(455,968)	2,065,950	(1,319,907)	2,214,380
Benefit (provision) for income taxes	(106,904)	556,376	(191,572)	632,345
Income (loss) before income taxes	(562,872)	2,622,326	(1,511,479)	2,846,725
Non-operating (income) expense:
Interest expense, net of amounts capitalized	188,679	200,480	676,380	847,932
Other, net	10,625	137,283	192,665	245,558
	199,304	337,763	869,045	1,093,490
Operating income (loss)	(363,568)	2,960,089	(642,434)	3,940,215
Preopening and start-up expenses	33	2,084	84	7,175
Property transactions, net	8,127	11,378	93,567	275,802
Gain on REIT transactions, net	—	(2,677,996)	(1,491,945)	(2,677,996)
Depreciation and amortization	298,697	331,438	1,210,556	1,304,649
CEO transition expense	—	—	44,401	—
October 1 litigation settlement	—	—	49,000	—
Restructuring	6,143	5,560	26,025	92,139
Triple net operating lease and ground lease rent expense	189,596	50,346	710,683	74,656
Income from unconsolidated affiliates related to real estate ventures	(41,678)	(544)	(148,434)	(544)
Adjusted EBITDAR	$97,350		$(148,497)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATIONS OF LAS VEGAS STRIP RESORTS NET REVENUES AND LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR TO TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS NET REVENUES AND TABLE GAMES HOLD ADJUSTED LAS VEGAS STRIP RESORTS ADJUSTED PROPERTY EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Las Vegas Strip Resorts net revenues	$479,750	$1,429,071	$2,245,785	$5,831,051
Hold adjustment (1)	3,582	14,851	8,733	30,733
Table Games Hold Adjusted Las Vegas Strip Resorts Net Revenues	$483,332	$1,443,922	$2,254,518	$5,861,784

Las Vegas Strip Resorts Adjusted Property EBITDAR	$53,911	$379,851	$232,188	$1,643,122
Hold adjustment (2)	3,052	12,608	7,324	26,120
Table Games Hold Adjusted Las Vegas Strip Resorts Adjusted Property EBITDAR	$56,963	$392,459	$239,512	$1,669,242

(1)

For the Las Vegas Strip Resorts, hold adjustment represents the estimated incremental table games win or loss had the Company’s win percentage equaled the mid-point of the expected normal range of 25.0% to 35.0% for Baccarat and 19.0% to 23.0% for non-Baccarat. Amounts include estimated discounts and other incentives related to increases or decreases in table games win.

(2)	These amounts include estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental table games win or loss calculated in (1) above.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATIONS OF MGM CHINA NET REVENUES AND MGM CHINA ADJUSTED PROPERTY EBITDAR TO VIP TABLE GAMES HOLD ADJUSTED MGM CHINA NET REVENUES AND VIP TABLE GAMES HOLD ADJUSTED MGM CHINA ADJUSTED PROPERTY EBITDAR

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
MGM China net revenues	$304,751	$727,374	$656,703	$2,905,422
Hold adjustment (3)	(1,728)	(24,227)	6,967	(73,353)
VIP Table Games Hold Adjusted MGM China Net Revenues	$303,023	$703,147	$663,670	$2,832,069

MGM China Adjusted Property EBITDAR	$40,892	$185,126	$(193,832)	$734,729
Hold adjustment (4)	1,725	(8,525)	8,371	(28,318)
VIP Table Games Hold Adjusted MGM China Adjusted Property EBITDAR	$42,617	$176,601	$(185,461)	$706,411

(3)

For MGM China, hold adjustment represents the estimated incremental VIP table games win or loss related to VIP Rolling Chip volume play had the Company’s win percentage equaled the mid-point of the expected normal range of 2.6% to 3.3%. Amounts include estimated commissions and other incentives related to increases or decreases in VIP table games win.

(4)

These amounts include estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental VIP table games win or loss calculated in (3) above.

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Net revenues	$128,168	$301,646	$523,157	$1,294,861
Adjusted EBITDA	$29,435	$86,529	$95,072	$415,249

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Occupancy %	33.5%	90.3%	50.3%	91.6%
ADR (1)	$215	$255	$249	$256
REVPAR (1)	$72	$230	$125	$234
(1)

Rooms that were out of service during the twelve months ended December 31, 2020 as a result of property closures due to the COVID-19 pandemic were excluded from the available room count when calculating hotel occupancy and REVPAR.

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019
Net income (loss)	$(42,918)	$13,064	$(221,506)	$69,143
Non-operating (income) expense:
Interest expense, net of amounts capitalized	19,545	22,331	78,876	92,108
Other, net	(4,327)	(7,070)	14,439	26,905
	15,218	15,261	93,315	119,013
Operating income (loss)	(27,700)	28,325	(128,191)	188,156
Property transactions, net	952	(1,707)	(3,874)	(11,059)
Depreciation and amortization	56,183	58,798	225,926	230,911
Restructuring	—	1,113	1,211	7,241
Adjusted EBITDA	$29,435	$86,529	$95,072	$415,249